Western Massachusetts Electric Company									Exhibit K
Quarterly Capitalization Ratios
September 30, 2004 to December 31, 2007 (1)

	Actual	Actual	Actual	Projected	Projected	Projected	Projected	Projected	Projected
	09/30/2004	12/31/2004	03/31/2005	06/30/2005	09/30/2005	12/31/2005	03/31/2006	06/30/2006	09/30/2006

SEC 30% Test (with Rate Reduction Bonds)
Short-Term Debt	34,200	40,900	48,100	58,753	17,243	16,581	21,540	26,500	31,459
Long-Term Debt	207,451	207,684	208,237	208,703	259,052	259,443	255,144	250,845	246,546
	241,651	248,584	256,337	267,456	276,295	276,024	276,684	277,344	278,004

Rate Reduction Bonds	125,078	122,489	119,533	116,765	114,026	111,160	108,227	105,294	102,361

Common Equity	162,225	164,472	167,013	169,660	175,284	179,822	181,120	182,418	183,715

Total Capitalization	528,954	535,545	542,883	553,881	565,605	567,006	566,031	565,056	564,081

Debt	45.7%	46.4%	47.2%	48.3%	48.8%	48.7%	48.9%	49.1%	49.3%
Rate Reduction Bonds	23.6%	22.9%	22.0%	21.1%	20.2%	19.6%	19.1%	18.6%	18.1%
Common Equity	30.7%	30.7%	30.8%	30.6%	31.0%	31.7%	32.0%	32.3%	32.6%
Total Capitalization	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)  The Company's February 2005 Budget plus adjustments are the sources of 2005 information and the Company's September 2004 5-Year Forecast is the source of projected 2006 - 2007 year-end data.   Projected quarterly  data for 2006 - 2007 is derived on a straight-line basis from the year-end data, with the exception of Rate Reduction Bond balances that could be taken from fixed amortization schedules.

Western Massachusetts Electric Company									Exhibit K
Quarterly Capitalization Ratios
September 30, 2004 to December 31, 2007 (1)

	Actual	Actual	Actual	Projected	Projected	Projected	Projected	Projected	Projected
	09/30/2004	12/31/2004	03/31/2005	06/30/2005	09/30/2005	12/31/2005	03/31/2006	06/30/2006	09/30/2006

Capitalization Without Rate Reduction Bonds
Short-Term Debt	34,200	40,900	48,100	58,753	17,243	16,581	21,540	26,500	31,459
Long-Term Debt	207,451	207,684	208,237	208,703	259,052	259,443	255,144	250,845	246,546
	241,651	248,584	256,337	267,456	276,295	276,024	276,684	277,344	278,004

Rate Reduction Bonds

Common Equity	162,225	164,472	167,013	169,660	175,284	179,822	181,120	182,418	183,715

Total Capitalization	403,876	413,056	423,350	437,116	451,579	455,846	457,804	459,762	461,720

Debt	59.8%	60.2%	60.5%	61.2%	61.2%	60.6%	60.4%	60.3%	60.2%
Rate Reduction Bonds	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Common Equity	40.2%	39.8%	39.5%	38.8%	38.8%	39.4%	39.6%	39.7%	39.8%
Total Capitalization	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)  The Company's February 2005 Budget plus adjustments are the sources of 2005 information and the Company's September 2004 5-Year Forecast is the source of projected 2006 - 2007 year-end data.   Projected quarterly data for 2006 - 2007 is derived on a straight-line basis from the year-end data, with the exception of Rate Reduction Bond balances that could be taken from fixed amortization schedules.

Western Massachusetts Electric Company					Exhibit K
Quarterly Capitalization Ratios
September 30, 2004 to December 31, 2007 (1)

	Projected	Projected	Projected	Projected	Projected
	12/31/2006	03/31/2007	06/30/2007	09/30/2007	12/31/2007

SEC 30% Test (with Rate Reduction Bonds)
Short-Term Debt	36,418	38,866	41,314	43,762	46,210
Long-Term Debt	242,246	242,613	242,979	243,345	243,712
	278,664	281,479	284,293	287,107	289,922

Rate Reduction Bonds	99,428	96,168	92,995	89,888	86,731

Common Equity	185,013	187,039	189,066	191,092	193,118

Total Capitalization	563,106	564,686	566,353	568,087	569,771

Debt	49.5%	49.8%	50.2%	50.5%	50.9%
Rate Reduction Bonds	17.7%	17.0%	16.4%	15.8%	15.2%
Common Equity	32.9%	33.1%	33.4%	33.6%	33.9%
Total Capitalization	100.0%	100.0%	100.0%	100.0%	100.0%

(1)  The Company's February 2005 Budget plus adjustments are the sources of 2005 information and the Company's September 2004 5-Year Forecast is the source of projected 2006 - 2007 year-end data.   Projected quarterly data for 2006 - 2007 is derived on a straight-line basis from the year-end data, with the exception of Rate Reduction Bond balances that could be taken from fixed amortization schedules.

Western Massachusetts Electric Company					Exhibit K
Quarterly Capitalization Ratios
September 30, 2004 to December 31, 2007 (1)

	Projected	Projected	Projected	Projected	Projected
	12/31/2006	03/31/2007	06/30/2007	09/30/2007	12/31/2007

Capitalization Without Rate Reduction Bonds
Short-Term Debt	36,418	38,866	41,314	43,762	46,210
Long-Term Debt	242,246	242,613	242,979	243,345	243,712
	278,664	281,479	284,293	287,107	289,922

Rate Reduction Bonds

Common Equity	185,013	187,039	189,066	191,092	193,118

Total Capitalization	463,677	468,518	473,359	478,199	483,040

Debt	60.1%	60.1%	60.1%	60.0%	60.0%
Rate Reduction Bonds	0.0%	0.0%	0.0%	0.0%	0.0%
Common Equity	39.9%	39.9%	39.9%	40.0%	40.0%
Total Capitalization	100.0%	100.0%	100.0%	100.0%	100.0%

(1)  The Company's February 2005 Budget plus adjustments are the sources of 2005 information and the Company's September 2004 5-Year Forecast is the source of projected 2006 - 2007 year-end data.   Projected quarterly data for 2006 - 2007 is derived on a straight-line basis from the year-end data, with the exception of Rate Reduction Bond balances that could be taken from fixed amortization schedules.